Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Amendment No. 1 on Form S-8 to Form S-4 of FB Financial Corporation of our report dated March 13, 2020 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of FB Financial Corporation for the years ended December 31, 2019 and 2018, and to the reference to us under the heading “Experts” in the prospectus.

Crowe LLP

Franklin, Tennessee

August 19, 2020